Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Anna E. Gluskin, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Financial Officer of the Company, each hereby certifies that, to the best of her knowledge:

1.  The Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2005, as filed with the United States Securities and Exchange Commission and to which this Certification is attached as Exhibit 32 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: December 15, 2005	By: /s/ Anna E. Gluskin
Anna E. Gluskin, Chief Executive Officer (Principal Executive Officer)

DATE: December 15, 2005	By: /s/ Rose C. Perri
Rose C. Perri, Chief Financial Officer (Principal Financial and Accounting Officer)